Exhibit 99.1

                    Standard Parking Corporation to
   Release Fourth Quarter and Fiscal 2005 Results on March 8, 2006

    CHICAGO--(BUSINESS WIRE)--Feb. 24, 2006--Standard Parking Corporation (NASDAQ:STAN) today announced that it will release Fourth Quarter and Fiscal 2005 Earnings on Wednesday, March 8th after the close of market. On Thursday, March 9th, the Company will host a conference call at 10:00 a.m. CST that can be accessed via webcast at www.standardparking.com or www.earnings.com.

    To listen to the live call, individuals are directed to the investor relations section of the company's Web site, www.standardparking.com, or to www.earnings.com at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, replays will be available shortly after the call on either Web site and accessible for 30 days.

    Standard Parking is a leading national provider of parking facility management services. The Company provides on-site management services at multi-level and surface parking facilities for all major markets of the parking industry. The Company manages over 1,900 parking facilities, containing over one million parking spaces in close to 300 cities across the United States and Canada, including parking-related and shuttle bus operations serving more than 60 airports.

    CONTACT: Standard Parking Corporation
             G. Marc Baumann, 312-274-2199
             mbaumann@standardparking.com